EXHIBIT 5.1

2000 First Tennessee Building 165 Madison Avenue Memphis, Tennessee 38103 Phone: 901.526.2000 Fax: 901.577.2303 www.bakerdonelson.com
February 2, 2015
Griffin Capital Essential Asset REIT, Inc.
Griffin Capital Plaza
1520 Grand Avenue
El Segundo, California 90245

Re:	Securities Being Registered under Registration Statement on Form S-4
Ladies and Gentlemen:
This opinion letter is furnished to you in our capacity as counsel for Griffin Capital Essential Asset REIT, Inc., a Maryland corporation (the “Company”), in connection with your filing of the Registration Statement on Form S-4, as may be amended or supplemented (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on February 3, 2015 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to 41,764,969 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), which may be issued to the stockholders of Signature Office REIT, Inc., a Maryland corporation (“Signature”), in connection with the merger (the “Merger”) contemplated by that certain Agreement and Plan of Merger, dated as of November 21, 2014, by and among the Company, Griffin SAS, LLC, a Maryland limited liability company and wholly-owned subsidiary of the Company, and Signature (the “Merger Agreement”). Such shares of Common Stock, when issued in accordance with the Merger Agreement, are referred to herein as the “Shares.” The issuance of the Shares is referred to herein as the “Issuance.” Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.
In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):
1.    The Registration Statement;
2.    The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
3.    The Bylaws of the Company, certified as of a recent date by its Secretary;
4.    Resolutions adopted by the Board of Directors of the Company relating to Shares and the Issuance, certified as of a recent date by the Secretary of the Company;
5.    The Merger Agreement, as incorporated by reference on Exhibit 2.1 to the Registration Statement;
6.    A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;
7.    A certificate executed by the Secretary of the Company, dated as of the date hereof; and
8.    Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.
In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

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Griffin Capital Essential Asset REIT, Inc.
February 2, 2015

1.    Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
2.    Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
3.    Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
4.    All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any of the provision of any of the Documents, by action or omission of the parties or otherwise.
The opinion set forth below is limited to the Maryland General Corporation Law (which includes reported judicial decisions interpreting the Maryland General Corporation Law).
Based upon the foregoing, we are of the opinion that:
1.    The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
2.    The issuance of the Shares has been duly authorized and, upon issuance and delivery at the Effective Time in accordance with, and for the consideration provided in the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.
We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.
The opinions set forth herein are expressed as of the date hereof and we disclaim any undertaking to advise you of any changes which may subsequently be brought to our attention in the facts or the law upon which such opinions are based.
This opinion is being furnished to you for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement.
Very truly yours,
BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, a professional corporation

By:	/s/ Richard F. Mattern
Richard F. Mattern
Authorized Representative

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